As filed with the Securities and Exchange Commission on May 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Helius Medical Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Wyoming	36-47877690
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 400, 41 University Drive

Newtown, Pennsylvania 18940

(Address of principal executive offices) (Zip code)

2016 Omnibus Incentive Plan

(Full title of the plan)

Philippe Deschamps

President and Chief Executive Officer

Helius Medical Technologies, Inc.

Suite 400, 41 University Drive

Newtown, Pennsylvania 18940

(Name and address of agent for service)

(215) 809-2018

(Telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano

Madison Jones

William DuVal

Cooley LLP

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, no par value per share	$15,000,000 shares	$1.45 – $1.59	$21,977,727.36	$2,548

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, no par value (the “Common Stock”) that become issuable under the 2016 Omnibus Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $1.59, which is the weighted-average exercise price for outstanding options granted under the 2016 Plan (translated from Canadian dollars to U.S. dollars based on the exchange rate as published by the Bank of Canada on May 16, 2017 of U.S. $1.00 = CAD $1.3596), (b) $1.45, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB on May 16, 2017. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2016 Plan	1,626,624	$1.59(2)(a)	$2,586,332
Shares reserved for future grant under the 2016 Plan	13,373,376	$1.45(2)(b)	$19,391,395

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Helius Medical Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)    The Description of the Registrant’s Common Stock included in the Registrant’s Form 10 (filed April 15, 2015, as amended on May 4, 2015) including any amendment or reports filed for the purposes of updating this description.

(b)    The Registrant’s Transition Report on Form 10-K for the period ended December 31, 2016, filed with the commission on April 3, 2017.

(c)    The Registrant’s Definitive Proxy Statement filed with the Commission on May 1, 2017.

(d)    The Registrant’s Form 10-Q for the quarter ended March 31, 2017 filed with the Commission on May 16, 2017.

(e)    The Registrant’s Current Reports on Form 8-K filed with the Commission on April 11, 2017, February 15, 2017, February 9, 2017, February 8, 2017, February 3, 2017 and January 10, 2017.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Wyoming Business Corporation Act (the “WBCA”), our Articles of Continuance and our Bylaws. Article 14 of our Articles of Incorporation provide for indemnification of our directors and officers as follows:

PERSONAL LIABILITY; INDEMNIFICATION; ADVANCEMENT OF EXPENSES: To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or to its shareholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 14 shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment. The Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Company. Any amendment, repeal or modification of this paragraph 14 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Our Bylaws provide that we shall indemnify a director as required by the mandatory indemnification provisions of the WBCA to the extent applicable, and as otherwise provided in the Articles of Incorporation.

We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the WBCA and our Articles of Incorporation. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

Wyoming Business Corporation Act

The WBCA provides that a corporation shall indemnify any director, and may indemnify any officer, employee or agent, of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The WBCA provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to the WBCA; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses in accordance with the WBCA as the court deems proper.

The WBCA provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Articles of Continuation (incorporated by reference to Exhibit 3.1 to the Form S-1 filed with the Commission on July 14, 2014).

4.2	Articles of Amendment filed with the Wyoming Secretary of State on July 3, 2014 (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the Commission on July 14,.2014).

4.3	Articles of Amendment filed with the Wyoming Secretary of State on April 27, 2015 (incorporated by reference to Exhibit 3.3 to amendment no. 1 to the Form 10 filed with the SEC on May 4, 2015).

4.4	Bylaws as amended and restated (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 23, 2016).

4.5	2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Transition Report on Form 10-K filed with the Commission on April 3, 2017).

4.6	Amendment No. 1 to 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.25.1 to the Registrant’s Transition Report on Form 10-K filed with the Commission on April 3, 2017).

4.7	Amendment No. 2 to 2016 Omnibus Incentive Plan.

4.8	Form of U.S. Stock Option Grant Notice and Stock Option Agreement under 2016 Omnibus Incentive Plan.

4.9	Form of Canadian Stock Option Grant Notice and Stock Option Agreement under 2016 Omnibus Incentive Plan.

4.10	Form of U.S. Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Omnibus Incentive Plan.

4.11	Specimen stock certificate evidencing shares of Common Stock.

5.1	Opinion of Holland & Hart LLP.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of BDO Canada LLP, independent registered public accounting firm.

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

ITEM 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, State of Pennsylvania, on this 18th day of May, 2017.

HELIUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Philippe Deschamps
Philippe Deschamps
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philippe Deschamps, Joyce LaViscount and Darren DeStefano, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Philippe Deschamps Philippe Deschamps	President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2017

/s/ Joyce LaViscount Joyce LaViscount	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2017

/s/ Blane Walter Blane Walter	Director	May 18, 2017

/s/ Thomas E. Griffin Thomas E. Griffin	Director	May 18, 2017

/s/ Edward M. Straw Edward M. Straw	Director	May 18, 2017

/s/ Huaizheng Peng Huaizheng Peng, Ph. D	Director	May 18, 2017

/s/ Mitchell E. Tyler Mitchell E. Tyler	Director	May 18, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Continuation (incorporated by reference to Exhibit 3.1 to the Form S-1 filed with the Commission on July 14, 2014).

4.2	Articles of Amendment filed with the Wyoming Secretary of State on July 3, 2014 (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the Commission on July 14,.2014).

4.3	Articles of Amendment filed with the Wyoming Secretary of State on April 27, 2015 (incorporated by reference to Exhibit 3.3 to amendment no. 1 to the Form 10 filed with the SEC on May 4, 2015).

4.4	Bylaws as amended and restated (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 23, 2016).

4.5	2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.25 to the Registrant’s Transition Report on Form 10-K filed with the Commission on April 3, 2017).

4.6	Amendment No. 1 to 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.25.1 to the Registrant’s Transition Report on Form 10-K filed with the Commission on April 3, 2017).

4.7	Amendment No. 2 to 2016 Omnibus Incentive Plan.

4.8	Form of U.S. Stock Option Grant Notice and Stock Option Agreement under 2016 Omnibus Incentive Plan.

4.9	Form of Canadian Stock Option Grant Notice and Stock Option Agreement under 2016 Omnibus Incentive Plan.

4.10	Form of U.S. Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2016 Omnibus Incentive Plan.

4.11	Specimen stock certificate evidencing shares of Common Stock.

5.1	Opinion of Holland & Hart LLP.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of BDO Canada LLP, independent registered public accounting firm.